Exhibit 11




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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 1997, that is included in the December 31, 1996 annual report of Variable Investment Trust, which is incorporated herein by reference, and to the reference to our firm, included herein under the caption "Financial Highlights" in the Prospectus.


Price Waterhouse LLP

Boston, Massachusetts
April 29, 1997